UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 23, 2011

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants’ telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Items.

Amendment to Sales Agency Agreement

On February 23, 2011, IDACORP, Inc. (“IDACORP”) entered into Amendment No. 2 to its Sales Agency Agreement with BNY Mellon Capital Markets, LLC (“BNYMCM”), dated December 5, 2008, relating to the issuance and sale of up to 3,000,000 shares of IDACORP common stock from time to time in at-the-market offerings through BNYMCM as IDACORP’s agent for such offer and sale.  Amendment No. 2 to the Sales Agency Agreement was executed in connection with IDACORP’s change in legal counsel for matters pertaining to the Sales Agency Agreement, and amends the form of letter required to be delivered periodically by IDACORP’s legal counsel pursuant to Section 4.07 of the Sales Agency Agreement.  The Amendment did not increase the number of shares of common stock available for issuance under the Sales Agency Agreement, which as of the date of this report is approximately 1.2 million shares.  A copy of Amendment No. 2 to the Sales Agency Agreement is filed as Exhibit 1.1 hereto.

Amendment to Selling Agency Agreement

On February 23, 2011, Idaho Power Company (“Idaho Power”) entered into a letter amendment to its Selling Agency Agreement with each of BNY Mellon Capital Markets, LLC, J.P. Morgan Securities Inc., KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets Corporation, SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc., and Wells Fargo Securities, LLC in connection with the issuance and sale by Idaho Power from time to time of up to $500,000,000 aggregate principal amount of First Mortgage Bonds, Secured Medium-Term Notes, Series I.  The letter amendment was executed in connection with Idaho Power’s change in legal counsel for matters pertaining to the Selling Agency Agreement, and amends the form of opinion and letter required to be delivered by Idaho Power’s legal counsel pursuant to Sections 4(j) and 6(b) of the Selling Agency Agreement.  A copy of the letter amendment to the Selling Agency Agreement is filed as Exhibit 1.2 hereto.

Idaho Public Utilities Commission Filings

Fixed Cost Adjustment Mechanism

In March 2007, the Idaho Public Utilities Commission (“IPUC”) approved the implementation of a fixed cost adjustment (“FCA”) pilot program for Idaho Power’s residential and small general service customers.  The FCA is a rate mechanism designed to remove Idaho Power’s disincentive to invest in energy efficiency programs by separating (or decoupling) the recovery of fixed costs from the variable kilowatt-hour charge and linking it instead to a set amount per customer.  The FCA allows Idaho Power to recover the difference between certain fixed costs recovered in rates and the fixed costs authorized for recovery in Idaho Power’s most recent rate case.  The pilot program began on January 1, 2007 and ended on December 31, 2009.  On April 29, 2010, the IPUC approved a two-year extension of the FCA pilot program, effective retroactively to January 1, 2010.

On March 15, 2011, Idaho Power filed an application with the IPUC requesting authorization to implement FCA rates for electric service from June 1, 2011 through May 31, 2012.  Idaho Power’s application requested an aggregate increase of $3.0 million in FCA rates for the residential and small general service customer classes in its Idaho jurisdiction, and requested that the revised FCA rates become effective on June 1, 2011.

Recovery of Cash Contribution to Defined Benefit Pension Plan

In May 2010, the IPUC approved Idaho Power’s request to increase rates to allow recovery of a $5.4 million cash contribution to its defined benefit pension plan for the 2009 plan year, which contribution was required to be made by September 2010.  In September 2010, Idaho Power elected to make a $60 million contribution to its defined benefit pension plan, rather than the minimum required funding amount, to bring the defined benefit pension plan to a more funded position, reduce future required contributions, and reduce Pension Benefit Guaranty Corporation premiums.  On October 1, 2010, Idaho Power filed an application with the IPUC requesting an order accepting Idaho Power’s 2011 retirement benefits package.  Idaho Power’s application did not request recovery through rates of additional pension plan contributions.  On January 26, 2011, the IPUC issued an order stating that

Idaho Power is not precluded from filing for recovery of 2010 contributions to the defined benefit pension plan before proceedings relating to the 2011 retirement benefits package have concluded.  As of the date of this report, a determination and order from the IPUC on the 2011 retirement benefits package remains pending.

On March 15, 2011, Idaho Power filed an application with the IPUC requesting an increase in the amount included in base rates for recovery of the Idaho-allocated portion of Idaho Power’s cash contributions to its defined benefit pension plan from the current amount of $5.4 million to approximately $17.1 million annually.  Idaho Power’s application requested that the revised rates become effective on June 1, 2011.

Power Cost Adjustment Filing

Idaho Power expects to file its annual power cost adjustment (“PCA”) application with the IPUC in April 2011 to implement new PCA rates to be effective from June 1, 2011 through May 31, 2012.  The PCA tracks Idaho Power’s actual net power supply costs (primarily fuel and purchased power less off-system sales) and compares these amounts to net power supply costs currently being recovered in retail rates.  While circumstances could change, Idaho Power expects that the application will request a reduction in Idaho jurisdictional rates that offsets all or a portion of the increases in rates requested in Idaho Power’s March 15, 2011 FCA and pension contribution recovery applications described above.

Demand-Side Management Program Prudency Application

Idaho Power has implemented and/or manages a wide range of opportunities for its customers to participate in demand-side management programs.  On March 15, 2011, Idaho Power filed an application with the IPUC requesting that the IPUC issue an order designating Idaho Power’s Idaho-allocated expenditures of $42.5 million in energy efficiency rider funds in 2010 as prudently incurred expenses.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including statements with respect to future business plans, regulatory proceedings, and anticipated regulatory filings and recovery are forward-looking statements within the meaning of federal securities laws and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Any statements that express or involve discussions as to expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “estimates,” and “expects,” or similar expressions, are not statements of historical facts and may be forward-looking.  Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties.  Actual results, performance, or outcomes may differ materially from the results discussed in the statements.  Factors that could cause actual results to differ materially from the forward-looking statements include the following: (a) the effect of regulatory decisions by the IPUC, the Oregon Public Utility Commission, and the Federal Energy Regulatory Commission affecting Idaho Power’s ability to recover costs and/or earn a reasonable rate of return, including, but not limited to, the recovery or disallowance of costs that have been deferred, financings, allowed rates of return, electricity pricing and price structures, acquisition and disposal of assets and facilities, and current or prospective wholesale and retail competition; (b) changes in and compliance with state and federal laws, policies, and regulations, including new interpretations and enforcement initiatives by regulatory and oversight bodies, including, but not limited to, the Federal Energy Regulatory Commission and Idaho and Oregon state regulatory commissions; (c) changes in tax laws or new interpretations of tax laws, and the availability, use, and regulatory treatment of any tax credits; (d) litigation and regulatory proceedings, and penalties, settlements, or awards that influence business and profitability; (e) changes in and costs of compliance with laws, regulations, and policies relating to the environment, natural resources, and endangered species and the adoption of laws and regulations addressing the environment; (f) increases in capital expenditures and potential reductions in generation capacity as a result of regulatory conditions that may be imposed on power generating plant license renewals, or the non-renewal of such licenses; (g) global climate change and regional weather variations affecting customer demand and hydroelectric generation; (h) over-appropriation of surface and groundwater in the Snake River Basin and the resulting impact on hydroelectric generation; (i) inability to obtain required permits and approvals, rights-of-way, and siting, and risks related to contracting, construction, and start-up, for infrastructure development projects; (j) delays and cost increases in connection with the construction or modification of generating facilities and other capital projects; (k) breakdown or failure of equipment, forced outages, availability of electrical transmission capacity, and the availability of water for hydroelectric power generation, natural gas, coal, and diesel for power generation at thermal plants, and wind conditions for wind power generation; (l) changes in costs and availability of materials, fuel, and commodities, and their impact on the ability to meet required loads and on the wholesale energy market in the western United States; (m) disruptions of Idaho Power’s transmission system or interconnected transmission systems; (n) customer growth rates within Idaho Power’s service area; (o) the continuing effects of the weak economy, including decreased demand for electricity and reduced revenue from sales of excess energy during periods of low wholesale market prices; (p) market prices and demand for energy; (q) reductions in credit ratings and the resulting impact on access to capital markets; (r) results of financing efforts, including the ability to obtain financing or refinance existing debt when necessary or on favorable terms; (s) increases in the costs associated with energy commodity and other derivative instruments; (t) general capital market conditions and government regulation that affects the cost of capital, the ability to access the capital markets, and the amount of funding obligations for postretirement benefits; (u) weather and other natural phenomena such as earthquakes, floods, droughts, lightning, wind, and fire and their impact on power demand and infrastructure; and (v) new accounting or Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations or application of existing requirements.  Any such forward-looking statements should be considered in light of these factors and others noted in the companies’ Annual Report on Form 10-K for the year ended December 31, 2010 and other reports on file with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made.  IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Amendment No. 2, dated February 23, 2011, to Sales Agency Agreement, dated December 5, 2008, between IDACORP, Inc. and BNY Mellon Capital Markets, LLC

1.2

Letter amendment, dated February 23, 2011, to Selling Agency Agreement, dated June 17, 2010, between Idaho Power Company and each of BNY Mellon Capital Markets, LLC, J.P. Morgan Securities Inc., KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets Corporation, SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc., and Wells Fargo Securities, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 2011

IDACORP, Inc.

By:  /s/ Darrel T. Anderson

Darrel T. Anderson

Executive Vice President –

Administrative Services

and Chief Financial Officer

IDAHO POWER COMPANY

By:  /s/ Darrel T. Anderson

Darrel T. Anderson

Executive Vice President –

Administrative Services

and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amendment No. 2, dated February 23, 2011, to Sales Agency Agreement, dated December 5, 2008, between IDACORP, Inc. and BNY Mellon Capital Markets, LLC

1.2

Letter amendment, dated February 23, 2011, to Selling Agency Agreement, dated June 17, 2010, between Idaho Power Company and each of BNY Mellon Capital Markets, LLC, J.P. Morgan Securities Inc., KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets Corporation, SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc., and Wells Fargo Securities, LLC